                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT


  Level                    Name of Subsidiary                                   Jurisdiction          Ownership
  -----                    ------------------                                   ------------          ---------
1.         IFX/Communications Ventures, Inc.                                    State of Delaware             100%
2.         FX Chicago, Inc.                                                     State of Delaware             100%
             (a)  IMSI, Inc.                                                    State of Illinois             100%
3.         IFX/Telecom, Inc.                                                    State of Delaware             100%
             (a)  ePagos.com, Inc.                                              State of Delaware              17%
4.         IFXEN, Inc.                                                          State of Delaware             100%
             (a)  Emerging Networks, Inc.                                       British Virgin Islands        100%
                  (i)    IFX Online, Inc.                                       State of Delaware             100%
                  (ii)   IFXENI-SPC I, Inc.                                     British Virgin Islands        100%
                         (A)  Unete.com, S.R.L.                                 Venezuela                     100%
                  (iii)  IFXENI-SPC II, Inc.                                    British Virgin Islands        100%
                         (A)  IFX/ENI Costa Rica, SRL                           Costa Rica                    100%
                  (iv)   IFXENI-SPC III, Inc.                                   British Virgin Islands        100%
                         (A)  Unete de Colombia Limitada                        Colombia                      100%
                              (1) Openway, Ltda                                 Colombia                      100%
                  (v)    IFXENI-SPC IV, Inc.                                    British Virgin Islands        100%
                         (A)  Servicios de Internet ENI Chile, Limitada         Chile                         100%
                              (1)  Unete.com S.A.                               Chile                         100%
                              (2)  Intermedia, S.A.                             Chile                         100%
                              (3)  Interactiva, S.A.                            Chile                         100%
                  (vi)   IFXENI-SPC V, Inc.                                     British Virgin Islands        100%
                         (A)  Emerging Networks, SRL                            Argentina                     100%
                  (vii)  IFXENI-SPC VI, Inc.                                    British Virgin Islands        100%
                  (viii) IFXENI-SPC VII, Inc.                                   British Virgin Islands        100%
                         (A)  Parmil, S.A.                                      Uruguay                       100%
                  (ix)   IFXENI-SPC VIII, Inc.                                  British Virgin Islands        100%
                         (A)  Unete.com de Bolivia Limitada                     Bolivia                       100%
                  (x)    IFXENI-SPC IX, Inc.                                    British Virgin Islands        100%
                  (xi)   IFXENI-SPC X, Inc.                                     British Virgin Islands        100%
                  (xii)  ENI Mexican Holdings, Inc.                             State of Delaware             100%
                         (A)  Unete.com, S.A. de C.V.                           Mexico                        100%
                         (B)  Sistema de Disenos y Manufacturas, S.A. de C.V.   Mexico                        100%
                         (C)  Netspace, S.A. de C.V.                            Mexico                        100%
                         (D)  Networks Mexico, S.A. de C.V.                     Mexico                        100%
                  (xiii) IFXENI-SPC Ecuador, Inc.                               British Virgin Islands        100%
                  (xiv)  IFXENI-SPC El Salvador, Inc.                           British Virgin Islands        100%
                  (xv)   IFXENI-SPC Guatemala, Inc.                             British Virgin Islands        100%
                  (xvi)  IFXENI-SPC Nicaragua, Inc.                             British Virgin Islands        100%
                         (A)  Nicanet, S.A.                                     Nicaragua                     100%
                  (xvii) IFXENI-SPC Honduras, Inc.                              British Virgin Islands        100%
                         (A) ENI de Honduras SRL                                Honduras                      100%
                  (xviii)IFXENI-SPC Panama, Inc.                                British Virgin Islands        100%
                         (A) Panaweb                                            Panama                        100%
                  (xix)  IFXENI-SPC Uruguay, Inc.                               British Virgin Islands        100%
                  (xx)   Minority Stock Holding Corp.                           British Virgin Islands        100%
                  (xxi)  ENI Brazilian Holdings, Inc.                           State of Delaware             100%
                         (A)  Unete.com do Brasil                               Brazil                        100%
                              (1)  E-net                                        Brazil                        100%
                              (2)  Conex Brasil, S.A.                           Brazil                        100%
                              (3)  W3, Ltda.                                    Brazil                        100%
                              (4)  K3, Ltda.                                    Brazil                        100%
                              (5)  Conex Canoas, Ltda.                          Brazil                        100%
                              (6)  Zalhe Informatica Ltda                       Brazil                        100%
                              (7)  Brasilnet                                    Brazil                        100%
                  (xxii) CELCIFX, LLC                                           State of Delaware             100%
                         (A)  Communications Equipment Leasing Corp.            British Virgin Islands        100%
5.         IFX Facilito, Inc.                                                   State of Delaware             100%
             (a)  Facilito, Inc.                                                State of Delaware            49.9%
6.         IFX Latinguide, Inc.                                                 State of Delaware             100%
             (a)  Tutopia.com, Inc                                              State of Delaware              47%